                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC  20549


                                    FORM 8-K


                            Current Report Pursuant
                         to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


Date of report (Date of earliest event reported)  September 22, 2000
                                                  ------------------

                          BIOZHEM COSMECEUTICALS, INC.
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             (Exact Name of Registrant as Specified in Its Charter)

                                      Texas
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                 (State or Other Jurisdiction of Incorporation)

          1-14725                                         76-0118305
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(Commission File Number)                    (I.R.S. Employer Identification No.)

 32238 Paseo Adelanto  Suite A  San Juan Capistrano, CA.      92675
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     (Address of Principal Executive Officers)              (Zip Code)

                                 (949) 488-2184
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              (Registrant's Telephone Number, Including Area Code)


         ---------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Reported)



Item 5.    OTHER EVENTS
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     On September 22, 2000, Biozhem Cosmeceuticals, Inc. ("Biozhem") entered into an agreement with Beauty Resource, Inc. ("BRC") ,a Delaware Corporation, in which BRC is engaged to provide certain designated BRC employees and consultants to Biozhem for a period of five years. These individuals will perform management services for Biozhem to include the responsibilities of the offices of the Chief Executive Officer, Strategic and Business Development Officer, Director of Retail Management and Director of Operations.

      On September 22,2000 Biozhem signed a License and Supply Agreement with Advanced Tissue Sciences, Inc., a Delaware Corporation ("ATS"), which gives Biozhem the exclusive right to market skin care products containing ATS' Nutrient Solution in the Direct Response market for a period of ten years providing that sales goals are reached. Biozhem will also pay to ATS a royalty and periodic milestone payments that are dependent on achieving certain annual and cumulative sales levels.





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                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                                                  Biozhem Cosmeceuticals, Inc.



            September 22, 2000                    By: /s/ JOHN C. RIEMANN
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                                                     John C. Riemann, Chairman







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          BIOZHEM COSMECEUTICALS, INC., ANNOUNCES MANAGEMENT ADDITIONS

Biozhem Cosmeceuticals, Inc., (Biozhem), (OTC:BZHM) today announced that a number of key management personnel had been brought into the Company. The newly added executives have experience in all aspects of direct marketing.

Gayle Walker, the newly appointed CEO of Biozhem stated, "We have assembled a very experienced, first-class management team with capabilities that encompass all areas of the direct-response market. We joined Biozhem because we deeply believe in the potential of the current and upcoming Biozhem products to revolutionize the skincare industry."

Listed below are Biozhem's key executives. John Riemann, Marti Wolf and Kip Yotter are Biozhem veterans. The others represent the newly appointed team.

JOHN RIEMANN, CHAIRMAN OF THE BOARD - Mr. Riemann has over 25 years of successful entrepreneurial and executive management experience in the retail, wholesale, distribution and franchising industries. His professional career accomplishments include the assumption of equity and leadership positions in turn-around situations where, through effective efforts, profitability was achieved, operations were expanded and profitable exits were accomplished for the companies and shareholders.

GAYLE WALKER, CEO - Ms. Walker has over 20 years experience in business management, marketing and sales, in the industries of cosmetics and advanced technology management consulting. From 1990-1996 she was President of Desert Beauty Cosmetics, a skin care development and marketing company. She has produced successful infomercial campaigns with celebrities such as Jill St. John. Ms. Walker was responsible for bringing the first Glycolic Acid product line using protolytic enzymes to market and produced the first infomercial to showcase the new technology. Ms. Walker was actively involved in all phases of production, product development, marketing direct mail campaigns, after-market sales, budgets and forecasting. She began her career with the international cosmetic company Helena Rubinstein.

MARTI WOLF, PRESIDENT - Ms. Wolf has extensive direct marketing and direct to consumer sales experience. During her 28-year career in marketing that ranges from the Fortune 100 to start-up companies, she has earned her reputation as an expert in identifying and communicating the unique elements of a company, product or service that sets it apart from the competition. Prior to joining Biozhem, her most significant experience was as Executive Vice President of Kent Spiegel, a leading national direct marketing concern. As head of one of their largest divisions, she was responsible for seven $100+ million infomercial rollouts.

JOSEPH VICTOR, DIRECTOR OF RETAIL MANAGEMENT - Mr. Victor is a recognized and acknowledged expert in the field of health and beauty merchandising. He has over 30 years of experience in the cosmetics and fragrance retailing industry. As a former CEO and Executive Vice President of Illinois Thrifty Drug, he was in charge of the operations of over 70 retail outlets and managed over 650 employees.

ARNOLD SCHUCHTER, EVP STRATEGIC AND BUSINESS DEVELOPMENT - Mr. Schuchter spent 30 years in international consulting with ten years at Arthur D. Little, Inc. His recent projects have included the design and implementation of a new drug review process for the FDA, internet-based projects with Prime Meridian and medical school management consulting with Indiana University, Duke, and Baylor College of Medicine.

THOMAS MCGOVERN, DIRECTOR OF OPERATIONS - Mr. McGovern has more than 15 years experience in executive management and operations. As a former CEO of five major hospitals, Mr. McGovern has managed facilities of up to 4,000 employees, with budgets from $10 - $40 million annually. He built successful management teams and created programs that converted marginally profitable hospitals into the leading healthcare facilities in their regions.

DENNIS HALL, DIRECTOR OF MEDIA AND MARKETING PRODUCTION - Mr. Hall previously worked at Sigma-Aldrich, Inc., a world leader in the production, distribution and sale of chemicals and equipment for biochemical research. He worked concurrently on a contractual basis with Beauty Resource, Inc. to SAN JUAN CAPISTRANO, Calif., September 25, 2000 /BUSINESS WIRE/ -- Biozhem Cosmeceuticals Inc. (OTC BB: BZHM) today announced an agreement with Advanced Tissue Sciences, Inc.(Nasgaq:ATIS) to bring the benefits of proprietary tissue engineering technology to the retail marketplace. This License and Supply Agreement gives Biozhem the exclusive right to market and sell skin care products containing Advanced Tissue Sciences' nutrient solution in the direct response market including infomercials and televised home shopping channels and also through the Company's shopping mall-based skin care centers and kiosks. He worked concurrently on a contractual basis with Beauty Resource, Inc. to develop bilingual content, copy and graphics for its extensive productions for print and infomercial media campaigns.

KIP YOTTER, CFO - Mr. Yotter has extensive experience with and background in all phases of public company accounting. He has over 20 years of executive management experience in the retail, direct marketing and distribution industries.

Biozhem Cosmeceuticals, Inc. is a specialty retailer of premium quality botanically based skin care for men and women. The company markets its products through its retail Biozhem Skin Care Centers and kiosks as well as national infomercials, catalogs and the Internet.

Statements about the company's future expectations and all other statements in this news release other than historical facts are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and as that term is defined in the Private Litigation Reform Act of 1995. The company intends that such forward-looking statements be subject to the safe harbor created thereby. Since these statements involve risks and uncertainties and are subject to change at any time, the company's actual results could differ materially from expected results.